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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, used to register 565,000 shares of UtiliCorp United Inc.'s common stock, of our reports dated February 3, 1998, included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Registration Statement.

Kansas City, Missouri,
   October 28, 1998


/s/ Arthur Andersen LLP